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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Fresenius Medical Care AG (the “Company”) on Form 6-K filed for the month of May, 2004 containing its unaudited financial statements as of and for the three-month period ending March 31, 2004, as submitted to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Dr. Ben Lipps, Chief Executive Officer and Lawrence Rosen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dr. Ben Lipps

Dr. Ben Lipps
Chief Executive Officer
May 12, 2004

/s/ Lawrence Rosen

Lawrence Rosen
Chief Financial Officer
May 12, 2004